                                                                     Exhibit 3.2


Form BCA - 10.30                        ARTICLES OF AMENDMENT          File # 5942 -956 -6
--------------------------------------- --------------------- ----------------------------------------
(Rev. Jan. 1995)

George H. Ryan                                                This space for use by Secretary of State
Secretary of State
Department of Business Services                               Date:      11-13-97

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Remit payment in check or money order,
payable to "Secretary of State".                               Franchise Tax

                                                               Filing Fee $25.00

*  The filing fee for articles of                              Penalty
amendment - $25.00                                             Approved:

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

1. CORPORATE NAME:  Cumulus Holdings, Inc.
                  --------------------------------------------------------------
                                                                       (Note 1)

2. MANNER OF ADOPTION OF AMENDMENT

      The following amendment of the Articles of Incorporation was adopted on November 3, 1997
      --------------------------------------------------------------------------
      in the manner indicated below.  ("X" one box only)

    / / By a majority of the incorporators, provided no directors were named the articles or incorporation and no directors have been elected;
                                                                        (Note 2)

    / /    By a majority of the board of directors, in accordance with Section
           10.10 the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)

    / /    By a majority of the board of directors, in accordance with Section
           10.15 shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)

    / / By the shareholders, in accordance with Section 10.20 a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)

    / / By the shareholders, in accordance with Section 10.20 and 7.10 a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by the shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                      (Note 4&5)

    / / By the shareholders, in accordance with Section 10.20 and 7.10 a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)

3.  TEXT OF AMENDMENT

    a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
           Article I:  The name of the corporation is:

--------------------------------------------------------------------------------
                                 (New Name)

               All changes other than name, include on page 2

                                   (over)

                                TEXT OF AMENDMENT

B. (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

           The Articles of Incorporation of Cumulus Holdings, Inc., be, and they hereby are, amended by deleting Article 4 thereof and inserting in its place the amendment attached hereto as Exhibit A.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number off authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

         No change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows:
         (IF NOT APPLICABLE, INSERT "NO CHANGE")

         No change

         (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")

           No change

                                      Before Amendment        After Amendment

                Paid-in Capital       $_______________       $_______________


     (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST IN BLACK INK.)

6. The undersigned corporation has caused this statement to be singed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated       November 5      , 1997                            Cumulus Holdings, Inc.
      ----------------------  -------                         ------------------------------------------------
                                                              (Exact Name of Corporation at date of execution)

attested by  /s/ Terrence J. Leahy                            by:  /s/ William Bungeroth
           ---------------------------------------------         ---------------------------------------------
          (SIGNATURE OF SECRETARY OR ASSISTANT SECRETARY         (SIGNATURE OF PRESIDENT OR VICE PRESIDENT)

          Terrence J. Leahy, Secretary                           William Bungeroth, President
           ---------------------------------------------         ---------------------------------------------
          (TYPE OR PRINT NAME AND TITLE)                         (TYPE OR PRINT NAME AND TITLE)


7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designate by the board, must sign below, and type or print name and title.

    The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated ______________________, 19 _____

--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------

                                   EXHIBIT A
                           TO ARTICLES OF AMENDMENT
                           OF CUMULUS HOLDINGS, INC.

                                   ARTICLE 4

   Paragraph 1: The aggregate number of shares which the Corporation is authorized to issue is 22,000, divided into two classes consisting of 12,000 shares designated as Class A Cumulative Preferred Stock, $0.01 par value (hereinafter referred to as the "Class A Preferred Stock"), and 10,000 shares designated as Common Stock, $.01 par value (hereinafter referred to as the "Common Stock").

   Paragraph 2: The preferences, qualifications, limitations, restrictions, and the special or relative rights in respect of the shares of each class hereinabove designated shall be as follows:

                        PART I. CLASS A PREFERRED STOCK

   Section 1. Dividends. (a) The holders of the shares of Class A Preferred Stock shall be entitled to receive, if and when declared payable from time to time by the Board of Directors from funds legally available therefor, cumulative dividends at the annual rate of 12% (the "Dividend Rate") of $10,000.00 per share per annum, subject to adjustment as provided in paragraphs (b) and (c) of this Section 1 and subject to the Corporation's right to pay any dividend by issuing PIK Shares (as defined below). Such dividends shall compound quarterly and accrue and be payable quarterly, in arrears, on each February 14, May 14, August 14 and November 14 of each year (each such date being referred to herein as a "Dividend Payment Date") commencing February 14, 1998, the initial dividend to be calculated from the date of issuance to the first Dividend Payment Date and any accrued but unpaid dividends upon redemption to be pro rated from the most recent Dividend Payment Date until the date of redemption. Such dividends (whether payable in cash or stock) shall accrue, without interest, from the date of issuance and, if not paid, shall compound quarterly, shall be cumulative, whether or not such dividends have been declared, so that if the full amount payable as aforesaid on any Dividend Payment Date shall not have been declared or paid and a sum sufficient for the payment thereof set apart or paid by issuing shares of Class A Preferred Stock as provided below and in Section 1(d) of the Part I, the deficiency shall be fully paid, but without interest, as and when funds shall become lawfully available therefor or paid by issuing shares of Class A Preferred Stock as provided below and in Section 1(d) of this Part I as and when funds shall become lawfully available therefor. In the event any dividends on the Class A Preferred Stock are not paid, whether in cash or in PIK Shares (as hereinafter defined), at the times provided in this Section 1 for any reason, including by reason of any limitation imposed by applicable law, then the holders of the shares of Class A Preferred Stock shall be entitled to receive cumulative dividends at the annual Dividend Rate (compounded quarterly) in respect of the amount of such accrued and unpaid cumulative dividends from the date that such accrued and unpaid cumulative dividends were to have been paid in accordance with this Section 1 until the date of payment of such accrued and unpaid cumulative dividends, and all such dividends shall for all purposes be treated as accrued and unpaid cumulative dividends until paid. Any dividend payments made with respect to the Class A Preferred Stock may be made in cash or, in the sole discretion of the Board of Directors, by issuing additional fully paid and nonassessable shares of Class A Preferred Stock ("PIK Shares") at a value of $10,000.00 per share and the issuance of such additional shares shall constitute full payment of such dividend, with each such additional share to accrue dividends at the annual Dividend Rate (compounded quarterly) from and after the Dividend Payment Date on which such share has been issued. Each fractional share of Class A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Class A Preferred Stock pursuant to this Section 1(a), and all such dividends with respect to such outstanding fractional shares shall compound quarterly and shall be fully cumulative and shall accrue (whether or not declared), without interest, and shall be payable in the same amount and at such times as provided for in this Section 1(a) with respect to dividends on each outstanding share of Class A Preferred Stock.

    (b) Dividend Rate Adjustment Following Default. The Dividend Rate shall be adjusted from 12% of $10,000.00 per share per annum to 14.00% of $10,000.00 per share per annum on the first day (the "Date") next following the occurrence of an event of default under or breach of Section 4.03,
Section 4.04 or Section 4.05 of the Purchase Agreement (each a "Specified Event of Default") and shall continue to accrue at such adjusted per annum rate through and including the one hundred eightieth (180th) day following the date on which such event of default or breach has been cured or waived in writing by the holders of not less than two-thirds (2/3) of the aggregate number of shares of Class A Preferred Stock outstanding (such period being herein referred to as the "Covenant Default Period"). Such adjusted Dividend Rate shall automatically be readjusted from the default rate applicable during the Covenant Default Period as provided above to 12% of $10,000.00 per share per annum on the one hundred eighty-first (181st) day following the date on which such event of default or breach is cured as provided in Section
4.12 of the Purchase Agreement or waived in writing by the holders of not less than two-thirds (2/3) of the aggregate number of shares of Class A Preferred Stock outstanding.

    (c) Dividend Rate Adjustment Following Share Adjustment. The Dividend Rate, the redemption prices set forth in Section 2 and 3 of this Part I below, the minimum number of shares subject to optional redemption pursuant to Section 3 of this Part I below and the liquidation preference set forth in
Section 6 of this Part I shall be appropriately adjusted by the Board of Directors in the event of any stock split, dividend, combination, subdivision, recapitalization or reclassification with respect to the Class A Preferred Shares.

    (d) Delivery of PIK Class A Preferred Shares. Subject to this Section 1, within twenty (20) business days following the date of each Dividend Payment Date, the Corporation shall if the Board of Directors has elected on any Dividend Payment Date to make any dividend payment with PIK Shares, deliver to each holder of the shares of Class A Preferred Stock PIK Shares as provided in Section 1(a) above.

     (e) Dividends on and Redemptions of Parity Stock or Junior Stock. While any shares of Class A Preferred Stock are outstanding, the Corporation shall not declare or pay any dividend or make any other distribution on any shares of Parity Stock or Junior Stock (other than dividends payable in the same class or series of Parity Stock or Junior Stock, as the case may be, to holders thereof) or purchase, redeem or otherwise acquire for consideration any shares of Parity Stock or Junior Stock.

     Section 2. Mandatory Redemption. On November 14, 2007 (the "Mandatory Redemption Date"), the Corporation shall, if any of the shares of Class A Preferred Stock remain outstanding, set apart out of its funds lawfully available for such purpose (or to the extent that the same are lawfully available therefor) for the redemption of the Class A Preferred Stock, that sum in cash which shall be sufficient to redeem, at a price per share equal to $10,000.00 plus any and all accrued and unpaid cumulative dividends thereon (whether or not declared or earned) to the date fixed for such redemption, the total number of shares of the Class A Preferred Stock at the time outstanding.

     If the full number of shares required to be redeemed as aforesaid shall not be so redeemed, the deficiency shall be made good thereafter as soon as funds shall become lawfully available therefor.

     If the Corporation shall fail to discharge its obligation to redeem shares of Class A Preferred Stock pursuant to this Section 2 (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is permitted by law or by its applicable contracts, agreements, indentures, bonds, notes, debentures or similar instruments to discharge such Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation with respect to Class A Preferred Stock shall not fully be discharged, the Corporation shall not, directly or indirectly, declare or pay any dividend or make any distributions on, or purchase, redeem or retire, or satisfy any mandatory or optional redemption, sinking fund or other similar obligation in respect of, any Parity Stock or Junior Stock, excepting only that the Corporation may pay dividends by issuing, but only by issuing, shares of the class of such Parity Stock or Junior Stock, as the case may be, or warrants, rights, opinions or other Securities convertible into or exercisable for any such Junior Stock or Parity Stock, as the case may be.

   Section 3. Optional Redemptions. (a) Optional Redemption at a Premium. In addition to the mandatory redemption required by Section 2 above, the shares of Class A Preferred Stock shall, at any time and from time to time after the first anniversary of the First Issuance Date, be redeemable, in whole or in part on a pro rata basis (but if in part, then the minimum number of shares to be redeemed shall be not less than 10% of the aggregate number of shares of Class A Preferred Stock outstanding) at the option of the Corporation (upon the notice and otherwise in the manner set forth in Section 4 of this Part I) at the following redemption prices per share redeemed:

     If Redeemed During                                   Optional
    the 12-Month Period                              Redemption Price
         Ending on:

    Second Anniversary
    of First Issuance Date                              $10,500.00

    Third Anniversary
    of First Issuance Date                              $10,400.00

    Fourth Anniversary
    of First Issuance Date                              $10,300.00

    Fifth Anniversary
    of First Issuance Date                              $10,200.00

    Sixth Anniversary
    of First Issuance Date                              $10,100.00

    Seventh Anniversary of First Issuance
    Date and Thereafter                                 $10,000.00

plus, in each case, any and all accrued and unpaid cumulative dividends thereon (whether or not declared) to the date of redemption.

              (b) Required Redemption of Class A Preferred Stock upon Change of Control. In the event that any Change of Control shall occur, the Corporation will give written notice (the "Change of Control Corporation Notice") of such fact to the holders of record of the shares of the Class A Preferred Stock. The Changes of Control Corporation Notice shall be sent promptly upon receipt of knowledge by the Corporation of any Change of Control. The Change of Control Corporation Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) make reference to this Section 3(b) and the right of the holders of the shares of Class A Preferred Stock to require the mandatory redemption of the Class A Preferred Stock on the terms and conditions provided for in this
Section 3(b), and (iii) offer in writing to redeem the outstanding shares of Class A Preferred Stock at a redemption price per share (the "Change of Control Redemption Price") equal to $10,000.00. Unless and until each holder of the shares of Class A Preferred Stock has declined such offer of redemption in writing, such offer shall remain outstanding, binding and effective as against the Corporation. Each holder of the outstanding shares of Class A Preferred Stock shall have the right to accept such offer of redemption and require redemption of the shares of Class A Preferred Stock held by such holder in full by written notice to the Corporation (a "Change of Control Stockholder Notice"). If such Change of Control shall in fact occur, the Corporation shall, out of funds legally available for such purpose, redeem all, but not less than all, of the Class A Preferred Stock held by each holder which has so accepted such offer of redemption in each such case on the date specified in the Change of Control Stockholder Notice delivered by such holder. The redemption price per share of Class A Preferred Stock payable upon the occurrence of any Change of Control shall be an amount equal to the Change of Control Redemption Price plus any and all accrued and unpaid cumulative dividends thereon (whether or not declared) to the date of redemption.

    (c) Optional Redemption of Class A Preferred Stock upon Occurrence of Designated Event. In the event that any Designated Event shall occur, the Corporation may give written notice (the "Designated Event Exercise Notice") of such fact to the holders of record of the shares of the Class A Preferred Stock, which notice shall be separate and distinct from the informational notice required by Section 5.01(a)(ix) of the Purchase Agreement. The Designated Event Exercise Notice shall (i) describe the facts and circumstances of such Designated Event in reasonable detail, (ii) make reference to this Section 3(c) and the right and option of the Corporation to redeem all, but not less than all, of the shares of Class A Preferred Stock on the terms and conditions provided for in this Section 3(c), (iii) specify the redemption price per share (the "Designated Event Redemption Price"), which redemption price per share shall be equal to $10,000.00 and (iv) specify a date and place for such redemption (the "Designated Event Redemption Date"), which Designated Event Redemption Date shall be not more than 90 days nor less than 45 days following the date of such Designated Event Exercise Notice. If such Designated Event shall in fact occur, and the Corporation shall, at its option, have given the Designated Event Exercise Notice, then the Corporation shall on the Designated Event Redemption Date redeem all, but not less than all, of the shares of Class A Preferred Stock then outstanding. The redemption price per share of Class A Preferred Stock payable upon the occurrence of any Designated Event shall be an amount equal to the Designated Event Redemption Price plus any and all accrued and unpaid cumulative dividends thereon (whether or not declared), to the date of redemption.

    Section 4. Manner and Effect of Redemptions. Notice of any proposed redemption of shares of Class A Preferred Stock pursuant to Section 3(a) above shall be given by the Corporation by mailing a copy of such notice not less than 30 and more than 60 days prior to the date fixed for such redemption to the holders of record of the shares of Class A Preferred Stock to be redeemed at their respective addresses appearing on the books of the Corporation. Said notice shall state the number of the shares which are being called for redemption and shall specify the redemption price and place at which and the date on which the shares of Class A Preferred Stock will be redeemed.

    From and after the date fixed in any such notice (or any Change of Control Corporation Notice or Designated Event Exercise Notice, as the case may be) as the date of redemption of shares of Class A Preferred Stock, unless default shall be made by the Corporation in providing monies at the time and place specified for the payment of the redemption price pursuant to such notice (or any Change of Control Corporation Notice or Designated Event Exercise Notice, as the case may be), any and all dividends payable in accordance with Section 1(a) above of the Class A Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

     All shares of Class A Preferred Stock which shall have been redeemed, purchased or otherwise acquired by the Corporation, shall be cancelled and shall not be reissued as shares of Class A Preferred Stock.

     Section 5. Voting Rights. (a) Except as otherwise required by law or as provided in this Section 5, the holders of shares of the Class A Preferred Stock shall not be entitled to vote with respect to any matter voted on by the shareholders of the Corporation.

     (b) If and whenever at any time or from time to time a Specified Event of Default shall have occurred:

          (i) Promptly upon the commencement of any Specified Event of Default, the Corporation will give written or facsimile notice thereof to each holder of the then outstanding shares of Class A Preferred Stock, at the address of each such holder as it appears on the books of the Corporation;

          (ii) During the continuance of each and every Covenant Default Period, the holders of the shares of Class A Preferred Stock shall be entitled, voting separately as a class, to elect one member of the Board of Directors. The right of the holders of the Class A Preferred Stock to elect one member of the Board of Directors during a Covenant Default Period may be exercised initially either at a special meeting of shareholders called as provided below or at the Corporation's next annual meeting of shareholders, and thereafter at each subsequent annual meeting of shareholders, until the expiration of such Covenant Default Period on the one hundred eightieth (180th) day following the date on which such Specified Event of Default shall have been cured as provided in Section 4.12 of the Purchase Agreement, at which time such right shall terminate, except as herein or by law expressly provided, subject to the revesting of such rights to such holders in the event of the subsequent commencement of a Covenant Default Period. Upon any termination of the right of the holders of shares of Class A Preferred Stock as a class to vote for a director as herein provided, the term of office of the director then in office elected by the holders of shares of Class A Preferred Stock shall terminate immediately and the number of directors constituting the Board of Directors shall, without further action, be reduced by the number so elected by the holders of Class A Preferred Stock, subject always to increase following occurrence of any other Specified Event of Default. In case of any vacancy occurring with respect to the director elected by the holders of shares of Class A Preferred Stock, such vacancy may be filled only by the affirmative vote of the holders of a majority of the then outstanding shares of Class A Preferred Stock. At elections for such director, each holder of shares of Class A Preferred Stock shall be entitled to one vote for each share;

          (iii) At any time when such special voting rights shall have vested in the holders of outstanding shares of Class A Preferred Stock as provided in this Section 5(b), a proper officer of the Corporation shall, upon the written request of the holders of record of a least a majority of the then outstanding number of shares of Class A Preferred Stock, addressed to the Secretary of the Corporation, call a special meeting of the holders of outstanding shares of Class A Preferred Stock for the purpose of electing such additional director. Such meeting shall be held at the earliest practicable date at the principal office of the Corporation. If such meeting shall not be called by a proper officer of the Corporation within 15 days after receipt of written request upon the Secretary of the Corporation (or the Assistant Secretary if the Secretary is absent) sent by first class mail, postage prepaid, or by prepaid overnight air courier, or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then holders of record of at least a majority of the then outstanding number of shares of Class A Preferred Stock at the time outstanding may designate in writing one of the holders to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of shareholders of the Corporation and shall be held at such principal office. In such circumstances, any holder of outstanding shares of Class A Preferred Stock so designated shall have access to the stock books of the Corporation relating to the holders of Class A Preferred Stock for the purpose of causing meetings of shareholders to be called pursuant to these provisions; and

       (iv) At any meeting held for the purpose of electing a director at which the holders of outstanding shares of Class A Preferred Stock shall have the special right, voting together as one class to elect a director as provided in this Section 5(b), the presence, in person or by proxy, of the holders of a majority of the shares of Class A Preferred Stock at the time outstanding shall be required to constitute a quorum of such class for the election of directors pursuant to this Section 5(b), and the affirmative vote of the holders of a majority of the shares of Class A Preferred Stock present in person or by proxy at such meeting shall constitute the act of such holders of shares of Class A Preferred Stock. At any such meeting or adjournment thereof, in the absence of a quorum, holders of a majority of the shares of Class A Preferred Stock present in person or by proxy shall have the power to adjourn the meeting for the election of the director that they are entitled to elect, without notice other than announcement at the meeting, until such a quorum shall be present.

   (c) If and whenever at any time or from time to time the Corporation shall be in default, in whole or in part, in redeeming shares of Class A Preferred Stock pursuant to the provisions of Section 2 above, such default shall mark the beginning of a period (herein called a "Mandatory Redemption Default Period"), which Mandatory Redemption Default Period shall extend until the Mandatory Redemption Obligation under Section 2 above shall have been set aside and made:

       (i) from and after the commencement of which the Corporation shall give written or facsimile notice thereof to each holder of the then outstanding shares of Class A Preferred Stock, at the address of each such holder as it appears on the books of the Corporation; and

      (ii) during the continuance of the Mandatory Redemption Default Period, the holders of the shares of Class A Preferred Stock shall be entitled, voting separately as a class, to elect two members of the Board of Directors. The right of the holders of the Class A Preferred Stock to elect two members of the Board of Directors during a Mandatory Redemption Default Period may be exercised initially either at a special meeting of shareholders called as provided below or at the Corporation's next annual meeting of shareholders, and thereafter at each subsequent annual meeting of shareholders, until such Mandatory Redemption Obligation shall have been satisfied, at which time such right shall terminate, except as herein or by law expressly provided. Upon any termination of the right of the holders of shares of Class A Preferred Stock as a class to vote for two directors as herein provided, the terms of office of the directors then in office elected by the holders of shares of Class A referred Stock shall terminate immediately and the number of directors constituting the Board of Directors shall, without further action, be reduced by the number so elected by the holders of Class A Preferred Stock, subject always to increase during any future Mandatory Redemption Default Period. In case of any vacancy occurring among the directors elected by the holders of shares of Class A Preferred Stock, such vacancy may be filled only by the affirmative vote of the holders of a majority of the then outstanding shares of Class A Preferred Stock. At elections for such directors, each holder of shares of Class A Preferred Stock shall be entitled to one vote for each share;

   (iii) at any time when such such special voting rights shall have vested in the holders of outstanding shares of Class A Preferred Stock as provided in this Section 5(c), a proper officer of the Corporation shall, upon the written request of the holders of record of at least a majority of the then outstanding number of shares of Class A Preferred Stock, addressed to the Secretary of the Corporation, call a special meeting of the holders of outstanding shares of Class A Preferred Stock for the purpose of electing such additional directors. Such meeting shall be held at the earliest practicable date at the principal office of the Corporation. If such meeting shall not be called by a proper officer of the Corporation within 15 days after receipt of written request upon the Secretary of the Corporation (or the Assistant Secretary if the Secretary is absent) sent by first class mail, postage prepaid, or by prepaid overnight air courier, or within 15 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then holders of record of at least a majority of the then outstanding number of shares of Class A Preferred Stock at the time outstanding may designate in writing one of the holders to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of shareholders and shall be held at such principal office. Any holder of outstanding shares of Class A Preferred Stock so designated shall have access to the stock books of the Corporation relating to the holders of Class A Preferred Stock for the purpose of causing meetings of shareholders to be called pursuant to these provisions; and

   (iv) at any meeting held for the purpose of electing directors at which the holders of outstanding shares of Class A Preferred Stock shall have the special right, voting together as one class to elect directors as provided in this Section 5(c), the presence, in person or by proxy, of the holders of a majority of the shares of Class A Preferred Stock at the time outstanding shall be required to constitute a quorum of such class for the election of directors pursuant to this Section 5(c), and the affirmative vote of the holders of a majority of the shares of Class A Preferred Stock present in person or by proxy at such meeting shall constitute the act of such Class A Preferred Stock. At any such meeting or adjournment thereof, in the absence of a quorum, holders of a majority of the shares of Class A Preferred Stock present in person or by proxy shall have the power to adjourn the

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meeting for the election of the directors that they are entitled to elect from time to time, without notice other than announcement at the meeting, until such a quorum shall be present.

    (d) So long as any shares of Class A Preferred Stock remain outstanding, the consent of the holders of at least two thirds (2/3) of the shares of the Class A Preferred Stock outstanding at the time shall be necessary to permit, effect or validate any one or more of the following:

         (i) the creation, authorization or issuance of any shares of any class of Prior Stock, including the issuance of any indebtedness, stock or other Security convertible into any class or series of Prior Stock or increase in the number of authorized shares of Class A Preferred Stock; or

         (ii) the declaration or payment of any dividend or the making of any other distribution on any shares of Parity Stock or Junior Stock (other than dividends payable solely in shares of the same class or series of Parity Stock or Junior Stock, as the case may be, to holders thereof) or the purchase, redemption or other acquisition for consideration of any shares of Parity Stock or Junior Stock; or

         (iii) the amendment, alteration or repeal, of any of the provisions of the Articles of Incorporation, if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the Class A Preferred Stock or the holders thereof; or

         (iv) the merger, consolidation or amalgamation of the Corporation with or into any other Person if such merger, consolidation or amalgamation would adversely effect any privilege, preference, right or power of the Class A Preferred Stock, unless any such merger, consolidation or amalgamation would result in a Change of Control in which event Section 3(b) above shall be applicable.

    (e) In addition to any other vote or consent of shareholders required by the Articles of Incorporation or the By-laws of the Corporation or by law, the affirmative vote of all the holders of the outstanding Class A Preferred Stock, voting separately as one class, shall be necessary (i) to amend the Articles of Incorporation in any way to change (1) the rate or time of payment of any dividends on the Class A Preferred Stock, (2) the time or amount of any mandatory or optional redemption of any shares of Class A Preferred Stock, (3) the redemption price of any optional redemption under
Section 3 above, (4) the amount of any payments upon liquidation of the Corporation with respect to the Class A Preferred Stock, and (5) the priorities afforded by the provisions of Sections 1(e) above and Section 6 of this Part I for the benefit of the Class A Preferred Stock, or (ii) to amend
Section 2 above or this Section 5(e).

    Section 6. Preference on Liquidation, Dissolution or Winding-Up. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class A Preferred Stock shall be entitled, before any distribution is made to any shares of Junior Stock, to be paid for each share thereof, out of assets of the

Corporation available for distribution to shareholders the sum in cash of $10,000 per share plus an amount equal to any and all accrued and unpaid cumulative dividends thereon (whether or not declared) to the date full payment of such specified preferential amount is made available to the holders thereof.

    The voluntary sale, lease, exchange or transfer (for cash, shares of stock, Securities or other consideration) of all or substantially all of its property or assets to, or a consolidation or merger of the Corporation with, any other Person shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this
Section 6.

    If upon any liquidation, dissolution or winding up of the affairs of the Corporation (whether voluntary or involuntary) the assets of the Corporation available for distribution shall be insufficient to pay the holders of all outstanding shares of Class A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Class A Preferred Stock shall share ratably in any such distribution of assets in accordance with the amounts which would be payable if all such amounts were paid in full.

     Section 7. Definitions. In addition to terms defined elsewhere in this
Article 4, as used herein:

    "Acquiring Person" shall mean a "person" within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision to either of the foregoing, including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5 under the Exchange Act.

    "Affiliate" shall mean, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of the Corporation or Cumulus Media or any Subsidiary of either such Person or any corporation of which the Corporation or Cumulus Media or any Subsidiary of either such Person beneficially owns or holds, in the aggregate, directly or indirectly, 5% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Corporation of Cumulus Media.

    "Change of Control" shall: (a) for purposes of Section 3(b) above mean the earliest to occur of: (i) the date on which Cumulus Media fails to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act ("Beneficially Own"), at least 66-2/3% of the Common Stock of the Corporation, except and unless Cumulus Media and/or the Cumulus Media Ownership Group Beneficially owns at least 35% of the Common Stock of the

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

Corporation and a number of shares equal to at least 51% of the shares of the Common Stock of the Corporation not Beneficially Owned by Cumulus Media and/or the Cumulus Media Ownership Group are listed and traded on a national securities exchange or quoted on the NASDAQ National Market System and no Acquiring Person Beneficially Owns more than 30% of the Common Stock of the Corporation not Beneficially Owned by Cumulus Media and/or the Cumulus Media Ownership Group; or (ii) the date on which the Corporation fails to Beneficially Own at least 75% of the Equity Capital of Cumulus Broadcasting; or (iii) the date on which an Acquiring Person (other than the Cumulus Media Ownership Group) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the Equity Capital of Cumulus Media; or (iv) the date of a merger or statutory share exchange between the Corporation or Cumulus Media, on the one hand, and any other Person, on the other hand, a consolidation of the Corporation or Cumulus Media with any other Person or an acquisition of any other Person by the Corporation or Cumulus Media or the acquisition in one or a series of related transactions of all or a substantial part of the assets of the Corporation or Cumulus Media by any other Person, if immediately after such event, an Acquiring Person (other than Cumulus Media or the Cumulus Media Ownership Group) shall Beneficially Own 50% or more of the Common Stock of the Corporation or 50% or more of the Equity Capital of Cumulus Media outstanding immediately after giving effect to such merger, statutory share exchange, consolidation or acquisition; or (v) the date on which DBBC of Georgia and QUAESTUS Management Corp. collectively cease to Beneficially Own the Equity Capital of Cumulus Media which such entities owned on November 14, 1997 as more fully described in Annex I attached to Exhibit D-2 to the Purchase Agreement; or (vi) the date on which either DBBC of Georgia or QUAESTUS Management Corp. shall cease to be a Manager of Cumulus Media, unless such Manager is removed for Cause (as defined in the Operating Agreement), and a replacement therefor is approved by the Investment Committee of Cumulus Media, pursuant to the Operating Agreement, and (b) for purposes of Section 3(c) above mean the earliest to occur of: (i) the date on which Cumulus Media fails to Beneficially Own at least 50% of the Common Stock of the Corporation; or (ii) the date on which the Corporation fails to Beneficially Own at least 50% of the Equity Capital of Cumulus Broadcasting; or (iii) the date on which Acquiring Person (other than the Cumulus Media Ownership Group) becomes, directly or indirectly, the Beneficial Owner of 50% and more of the Equity Capital of Cumulus Media; or (iv) the date of a merger or statutory share exchange between the Corporation or Cumulus Media, on the one hand, and any other Person, on the other hand, a consolidation of the Corporation or Cumulus Media with any other Person or an acquisition in one or a series of related transactions of any other Person by the Corporation or Cumulus Media or the acquisition of all or a substantial part of the assets of the Corporation or Cumulus Media by any other Person, if immediately after such event, an Acquiring Person (other than Cumulus Media or the Cumulus Media Ownership Group) shall Beneficially Own 50% or more of the Common Stock of the Corporation or 50% or more of the Equity Capital of Cumulus Media outstanding immediately after giving effect to such merger, statutory share exchange, consolidation or acquisition.

   "Change of Control Corporation Notice" shall have the meaning specified in
Section 3(b) above.

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

    "Change of Control Stockholder Notice" shall have the meaning specified in Section 3(b) above.

    "Change of Control Redemption Price" shall have the meaning specified in
Section 3(b) above.

    "Class A Preferred Stock" shall have the meaning set forth in Paragraph 1 of this Article 4.

    "Common Stock" shall have the meaning set forth in Paragraph I of this
Article 4.

    "Covenant Default Period" shall have the meaning set forth in Section 1(b) above.

    "Cumulus Broadcasting" shall mean Cumulus Broadcasting, Inc., a Nevada corporation.

    "Cumulus Media" shall mean Cumulus Media, LLC, a Wisconsin limited liability company.

    "Cumulus Media Ownership Group" shall mean the State of Wisconsin Investment Board, NationsBanc Capital Corp., Heller Capital Equity Corporation, CML Holdings, LLC and The Northwestern Mutual Life Insurance Company or any Person which is owned or controlled by any of the foregoing Persons or owns or controls any of the foregoing Persons or is under common control with any of the foregoing Persons. For purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of a Person through the ownership of voting securities.

    "Date" shall have the meaning set forth in Section 1(b) above.

    "DBBC of Georgia" shall mean DBBC of Georgia, LLC, a Georgia limited liability company.

    "Designated Event" shall mean either a Change of Control or an Initial Public Offering.

    "Designated Event Exercise Notice" shall have the meaning specified in
Section 3(c) above.

    "Designated Event Redemption Date" shall have the meaning specified in
Section 3(c) above.

    "Designated Event Redemption Price" shall have the meaning specified in
Section 3(c) above.

    "Dividend Payment Date" shall have the meaning set forth in Section 1(a) above.

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

     "Dividend Rate" shall have the meaning set forth in Section 1(a) above.

     "Equity Capital" shall mean, as to any Person, equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation, each class of partnership interests (including, without limitation, general, limited and preference units), in any Person that is a partnership, and membership interests in any Person that is a limited liability company.

     "First Issuance Date" shall mean the first date on which a share of Class A Preferred Stock is issued.

     "GEM" shall mean Carribean Communications Company Limited, d/b/a GEM Radio Network, a Montserrat corporation and a wholly-owned Subsidiary of the Corporation.

     "Illinois Corporation Law" shall mean the Illinois Business
Corporation Act, as amended from time to time.

     "Initial Public Offering" shall mean the issuance of shares of Common Stock by the Corporation or the first issuance of shares of equity capital by Cumulus Media in which the Corporation or Cumulus Media, as the case may be, receives no less than $50,000,000 of net proceeds pursuant to a public distribution in which the Common Stock of the Corporation or the equity capital of Cumulus Media, as the case may be, shall be listed and traded on a national exchange or on the NASDAQ National Market System.

     "Investment Committee" shall have the meaning assigned thereto in the Operating Agreement.

     "Junior Stock" shall mean all Common Stock and all other shares of stock of any other class of the Corporation, whether or not presently authorized, ranking as to either payment of dividends or distribution of assets junior to the Class A Preferred Stock with respect to either payment of dividends or distribution of assets upon liquidation, dissolution or winding-up of the Corporation.

     "Manager" shall have the meaning assigned thereto in the Operating
Agreement.

     "Mandatory Redemption Date" shall have the meaning set forth in
Section 2 above.

     "Mandatory Redemption Default Period" shall have the meaning specified in Section 5(c) above.

     "Mandatory Redemption Obligation" shall have the meaning set forth in
Section 2 above.

     "Operating Agreement" shall mean the Amended and Restated Operating Agreement dated as of November 14, 1997 of Cumulus Media, as the same may from time to time be supplemented or amended in accordance therewith.

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

     "Parity Stock" shall mean all preferred stock of the Corporation, whether or not presently authorized, ranking, either as to payment of dividends or distribution of assets, on a parity with the Class A Preferred Stock.

     "Person" shall mean an individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, Tribunal, association, corporation, institution, entity, limited liability company or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

     "PIK Shares" shall have the meaning set forth in Section 1(a) above.

     "Prior Stock" shall mean all Equity Capital ranking, either as to payment of dividends, distribution of assets, or in any other respect, prior to the Class A Preferred Stock.

     "Purchase Agreement" shall mean that certain Securities Purchase Agreement dated as of November 14, 1997 between the Corporation, Cumulus Media and the Northwestern Mutual Life Insurance Corporation, as the same may from time to time be supplemented or amended.

     "QUAESTUS Management Corp." shall mean QUAESTUS Management Corporation, a Delaware corporation.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Specified Event of Default" shall have the meaning set forth in Section 1(b) above.

     "Subsidiary" shall mean any corporation more than 50% of the shares of Equity Capital of which having ordinary voting power for the election of directors is owned, directly or indirectly, by the Corporation and/or any other Subsidiary of the Corporation or by Cumulus Media and/or any other Subsidiary of Cumulus Media.

     "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial or other court or government body, subdivision, agency, department, commission, board, bureau or instrumentality of a governmental body.

                             Part II. Common Stock

     Section 1. Dividends. Subject to the foregoing provisions of this
Article 4, such dividends as may be determined by the Board of Directors may be declared and paid out of any funds lawfully available therefore upon the Common Stock of the Corporation from time to time.

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

     Section 2. Voting Rights. The holders of the Common Stock shall be entitled to one (1) vote for each share held on any matter submitted to a vote of the shareholders of the Corporation. No holder of Common Stock shall be entitled to any cumulative voting rights.

     Section 3. Liquidation, Dissolution or Winding-Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment to the holders of the Class A Preferred Stock of the amounts to which they are entitled as hereinbefore provided, the holders of the Common Stock shall be entitled to share ratably in all assets then remaining subject to distribution to the shareholders.

     The voluntary sale, lease, exchange or transfer (for cash, shares of stock, Securities or other consideration) of all or substantially all of its property or assets to, or a consolidation or merger of the Corporation with, any other Person shall not be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation within the meaning of this
Section 3.

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